Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-260332 on Form S-8 and Registration Statement No. 333-260839 on Form S-3 of our report dated March 7, 2023 relating to the financial statements of Vivid Seats Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Chicago, Illinois

March 7, 2023